Exhibit 99.8
CONVENIENCE TRANSLATION
2005 CONSOLIDATED FINANCIAL STATEMENTS of Schering AG, Berlin
List of Group shareholdings
(as of December 31, 2005)

		Interest in capital
No.	Name and domicile of company	(%)
	I. SUBSIDIARIES

	GERMANY

1	Schering AG, Berlin (parent company)
2	AWAG Arzneimittelwerk Altona AG, Hamburg	100,00
3	Schering Deutschland Holding AG, Hamburg	100,00
4	Bergazyme GmbH, Berlin	100,00
5	Berlichem Verwaltungsgesellschaft für Chemie mbH, Berlin	100,00
6	Berlimed Verwaltungsgesellschaft mbH, Berlin	100,00
7	Menadier Heilmittel GmbH, Hamburg	100,00
8	Berlitech Verwaltungsgesellschaft mbH, Berlin	100,00
9	Borsig-Kokswerke GmbH, Berlin	100,00
10	EnTec GmbH, Hamburg	75,00
11	Institut für Diagnostikforschung GmbH, Berlin	100,00
12	Jenapharm GmbH & Co. KG, Jena	100,00
13	Kokswerke und Chemische Fabriken GmbH, Berlin	100,00
14	Medrad Medizinische Systeme GmbH, Würzburg	100,00
15	Schering Finland Holding GmbH Berlin	100,00
16	Pharma Verlagsbuchhandlung GmbH, Berlin	100,00
17	Schering Africa GmbH, Berlin	100,00
18	Schering Asia GmbH, Berlin	100,00
19	Schering Germany GmbH, Berlin	100,00
20	Schering Forschungsges.mbH, Berlin	100,00
21	Schering GmbH und Co. Produktions KG, Weimar	100,00

CONVENIENCE TRANSLATION

		Interest in capital
No.	Name and domicile of company	(%)
22	Schering Kahlbaum GmbH, Berlin	100,00
23	Schering Versicherungs-Vermittlung GmbH, Berlin	100,00
24	Schering Verwaltungsgesellschaft mbH, Weimar	100,00
25	HTV-Gesellschaft für Hochtemperaturverbrennung mbH, Bergkamen	100,00
26	BerliServe Professional Services GmbH Berlin	100,00
27	Schering International Holding GmbH, Berlin	100,00
28	Intendis GmbH, Berlin	100,00
29	Kosinus Grundstücks-Verwaltungsgesellschaft mbH & Gamma oHG, Berlin	100,00
30	Kosinus Grundstücksverwaltungsgesellschaft mbH, Berlin	100,00
31	ScherAdmin 01 GmbH, Berlin	100,00
32	Intendis Dermatologie GmbH, Berlin	100,00
33	Medac Schering Onkologie GmbH, Munich	100,00

CONVENIENCE TRANSLATION

		Interest in capital
No.	Name and domicile of company	(%)
	EUROPE (excl. Germany)

34	Berlipharm N.V., Machelen/Belgium	99,96
35	N.V. Schering S.A., Machelen/Belgium	100,00
36	Medrad Belgium BVBA, Hasselt/Belgium	100,00
37	Medrad Denmark ApS, Frederiksberg/Denmark	100,00
38	Schering A/S, Albertslund/Denmark	100,00
39	Schering OY, Turku/Finland	100,00
40	Schering Slovakia s.r.o., Bratislava/Slovakia	100,00
41	Medrad France S.A.R.L., Rungis Cedex/France	100,00
42	Intendis S.A.S., Lys-Lez-Lannoy/France	100,00
43	Schering SAS, Lys-Lez-Lannoy/France	100,00
44	Schering Production SAS, Lys-Lez-Lannoy/France	100,00
45	CIS bio international S.A., Gif sur Yvette Cedex France	100,00
46	Schering Hellas A.E., Athens/Greece	100,00
47	Schering Agrochemicals (Holdings) Ltd., Burgess Hill/Great Britain	100,00
48	Schering Health Care Ltd., Burgess Hill/Great Britain	100,00
49	Schering Holdings Ltd., Burgess Hill/Great Britain	100,00
50	Schering Industrial Products Ltd., Burgess Hill/Great Britain	100,00
51	Schering Industrial Products (Holdings) Ltd., Burgess Hill/Great Britain	100,00
52	CIS UK Ltd., Bucks/Great Britain	100,00
53	Medrad Italia S.R.L., Pavia/Italy	100,00
54	Schering S.p.A., Milan/Italy	100,00
55	Schering d.o.o. (Croatia), Zagreb/Croatia	100,00
56	Berlipharm B.V., Weesp/Netherlands	100,00
57	Medrad Europe B.V., Maastricht/Netherlands	100,00
58	Schering Nederland B.V., Weesp/Netherlands	100,00

CONVENIENCE TRANSLATION

		Interest in capital
No.	Name and domicile of company	(%)
59	Mediwest Norway AS, Oslo/Norway	100,00
60	Schering Norge A/S, Baerum/Norway	100,00
61	Schering Austria Ges.m.b.H., Vienna/Austria	100,00
62	Intendis Austria Ges.m.b.H., Vienna /Austria	100,00
63	LUSAL Producao Quimico-Farmacéutica Luso-Alema Lda., Mem-Martins/Portugal	100,00
64	Schering Lusitana Lda., Mem-Martins/Portugal	100,00
65	Intendis Portugal Sociedade Unipessoal Lda., Mem Martins/Portugal	100,00
66	AO Schering, Moscow/Russia	100,00
67	Medrad Sweden AB, Gothenberg/Sweden	100,00
68	Schering Nordiska AB, Stockholm/Sweden	100,00
69	Berlis AG, Schlieren/Switzerland	100,00
70	Schering (Schweiz) AG, Schlieren/Switzerland	100,00
71	Berlimed S.A., Madrid/Spain	51,00
72	Justesa Imagen S.A., Madrid/Spain	51,00
73	Schering España S.A., Madrid/Spain	99,98
74	Schering s.r.o. — clen koncernu, Prague/Czech. Rep.	100,00
75	Schering Alman llac ve Ecza Ticaret Ltd. Sirketi, Istanbul/Turkey	100,00
76	Schering KFT., Budapest/Hungary	100,00
77	Medrad UK Limited, Burgess Hill/Great Britain	100,00
78	Berlifarma Lda., Mem Martins/Portugal	100,00
79	Theramex S.p.A., Milan/Italy	51,00
80	Schering Polska Sp.z o.o., Warsaw/Poland	100,00
81	Intendis Polska Sp. z o.o., Warsaw/Poland	100,00
82	Schering Romania, Bucharest/Romania	100,00
83	UAB Schering, Vilnius Lithuania	100,00
84	Intendis S.p.A., Milan /Italy	100,00
85	Intendis Manufacturing S.p.A., Milan /Italy	100,00

CONVENIENCE TRANSLATION

		Interest in capital
No.	Name and domicile of company	(%)
86	Intendis IIac Ticaret Limited Sirketi, Istanbul/Turkey	100,00
87	Intendis Farma S.A., Madrid/Spain	100,00

CONVENIENCE TRANSLATION

		Interest in capital
No.	Name and domicile of company	(%)
	NORTH AMERICA

88	Berlex Canada Inc., Montreal/Canada	100,00
89	Berlex Inc., Wilmington/Delaware/USA	100,00
90	Beta Center Inc., Wilmington/Delaware/USA	100,00
91	Berlichem Inc., Wilmington/Delaware/USA	100,00
92	Intendis Inc., Montville /New Jersey USA	100,00
93	Medrad Inc., Pittsburgh/Pennsylvania/USA	100,00
94	MyoTech Inc., San Diego/California/USA	100,00
95	Nor-Am Agro LLC, Wilmington Delaware/USA	100,00
96	SB Capital Corporation, Wilmington/Delaware/USA	100,00
97	Schering Berlin Inc., Wilmington/Delaware/USA	100,00
98	Schering Berlin Venture Cap. Corp., Wilmington/Delaware/USA	100,00
99	CIS US Inc., Bedford/Massachusetts/USA	100,00
100	SCIC Holdings LLC, Wilmington/Delaware/USA	100,00
101	Schering Berlin Insurance Comp. Inc., Burlington/Vermont/USA	100,00
102	Nor-AM Land Comp. Inc., Wilmington/Delaware/USA	100,00
103	MFSC Medrad Foreign Sales Corp., Bridgetown, Barbados	100,00
104	MTFP Inc., Indianola Pennsylvania/USA	100,00
105	MSVC Inc., Indianola Pennsylvania/USA	100,00
106	Berlex Laboratories LLC, Seattle Washington/USA	100,00
107	Collateral Therapeutics Inc., San Diego, California/USA	100,00

CONVENIENCE TRANSLATION

		Interest in capital
No.	Name and domicile of company	(%)
	LATIN AMERICA

108	Schering Argentina S.A.I.C., Buenos Aires/Argentina	100,00
109	Schering Boliviana Ltda., La Paz/Bolivia	100,00
110	Justesa Imagen do Brasil S.A., Rio de Janeiro/Brazil	51,00
111	Medrad America Latina Ltda., Curitiba/Brazil	100,00
112	Schering do Brasil Quimica e Farmacéutica Ltda., Sao Paulo/Brazil	100,00
113	Laboratorio Berlimed S.A., Santiago/Chile	100,00
114	Schering de Chile S.A., Santiago/Chile	100,00
115	Schering Colombiana S.A., Bogotá/Colombia	100,00
116	Schering Dominicana S.A., Santo Domingo/Dominican Rep.	100,00
117	Schering Ecuatoriana C.A., Quito/Ecuador	100,00
118	Schering Guatemalteca S.A., Guatemala City/Guatemala	100,00
119	Centro Estratégico Canada Latinoamérica S.A. de C.V., Mexico City/Mexico	100,00
120	Justesa Imagen Mexicana S.A. de C.V., Mexico City/Mexico	75,01
121	Productos Químicos Naturales S.A. de C.V., PROQUINA, Orizaba/Mexico	100,00
122	Schering Mexicana S.A. de C.V., Mexico City/Mexico	100,00
123	Intendis Mexicana S.A. de C.V., Mexico City/Mexico	100,00
124	Intendis Mexicana Servicios S.A. de C.V., Mexico City/Mexico	100,00
125	Schering Las Americas S.A., Colón/Panama	100,00
126	Schering Peruana S.A., Lima/Peru	100,00
127	Schering Uruguaya S.A., Montevideo/Uruguay	100,00
128	Schering de Venezuela S.A., Caracas/Venezuela	100,00
129	Medrad Mexicana S. de R.L. de C.V., Ejidos de Tepepan-Xochimilco/Mexico	100,00
130	Justesa imagen Argentina S.A., Buenos Aires/Argentina	51,00
131	Schering Centroamericana C.A., S.A. San Jose/Costa Rica	100,00

CONVENIENCE TRANSLATION

		Interest in capital
No.	Name and domicile of company	(%)
132	Newprod S.A.I.C., Buenos Aires Argentina	73,10
133	Intendis do Brasil Farmaceutica Ltda., Itapevi/Brazil	100,00

CONVENIENCE TRANSLATION

		Interest in capital
No.	Name and domicile of company	(%)
	ASIA

134	Schering Pharmaceutical Ltd., Guangzhou/PR China	100,00
135	Schering (Hongkong) Ltd., Hong Kong	100,00
136	P.T. Schering Indonesia, Jakarta/Indonesia	100,00
137	Intendis K.K., Osaka/Japan	100,00
138	Nihon Medrad Kabushiki Kaisha (Nihon Medrad KK), Osaka/Japan	100,00
139	Nihon Schering KK, Osaka/Japan	100,00
140	Schering (Korea) Ltd., Seoul/Korea	100,00
141	Schering Philippine Corp., Manila/The Philippines	100,00
142	Schering (China) Ltd., Hong Kong	100,00
143	Schering Taiwan Ltd., Taipei/Taiwan	100,00
144	Schering (Bangkok) Ltd., Bangkok/Thailand	100,00
145	Schering Chemicals Ltd., Bangkok/Thailand	100,00
146	Medrad Asia Pte. Ltd. / Singapore	100,00
147	Schering Asia-Pacific Private Limited / Singapore	100,00
148	Schering (Singapore) Private Ltd., Singapore	100,00
149	Schering (Malaysia) Sdn Bhd, Selangor/Malaysia	100,00

	AUSTRALIA / OCEANIA

150	Schering Pty. Ltd., Sydney/Australia	100,00
151	Imaxeon Pty. Ltd., Rydalmere/Australia	100,00
152	Schering (N.Z.) Ltd., Auckland/New Zealand	100,00

	AFRICA

153	Schering (Pty.) Ltd., Midrand/South Africa	100,00

CONVENIENCE TRANSLATION

		Interest in capital
No.	Name and domicile of company	(%)
	II. JOINT VENTURES

154	ALK-Scherax Arzneimittel GmbH, Hamburg	50,00

	III. ASSOCIATES

155	Molypharma S.A., Madrid/Spain	22,29
156	R. Schering OHG, Berlin 1)	50,00
157	Medipharm Ltd., Lahore/Pakistan 1)	49,00
158	BBB Biomedizinischer Forschungscampus Berlin Buch GmbH, Berlin 1)	20,00
159	UK Radiopharma Limited, Burgess Hill/Great Britain	50,00
160	Radioisotopi Italia SRL, Milan/Italy	50,00

1) Section 311 (2) HGB was applied due to the insignificance of the companies concerned